Exhibit 4.44

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

THIS THIRD AMENDMENT AGREEMENT (the ***Third Amendment Agreement***) is made on the 21st of January 2013

BETWEEN:

(1) ATT Tanjung Bin Sdn. Bhd. (the ***Company***); and

(2) Vitol Asia Pte Ltd (the ***Client***)

WITNESSETH:

WHEREAS:

(A) The Company and the Client are parties to a term storage agreement dated 15 December 2009, bearing contract reference number 2009-01 (as amended pursuant to the First Amendment Agreement dated 15 September 2010, and as further amended pursuant to the Second Amendment Agreement dated 18 February 2011, the ***Storage Contract***), pursuant to which the Company is required to provide to the Client storage services for petroleum products at the Tanjung Bin Storage Terminal in Tanjung Bin, Malaysia.

(B) By virtue of the First Amendment agreement dated 15 September 2010, the Company and the Client agreed to amend (amongst other things) Appendix 1.1, 1.2 and 1.3 of the Storage Contract.

(C) By virtue of the Second Amendment Agreement dated 18 February 2011, the Company and the Client agreed to amend (amongst other things) the tank rental rate under Article 9(a) of the Storage Contract.

(D) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Client now wish to further amend the Storage Contract in accordance with this Third Amendment Agreement. Capitalised terms not otherwise defined in this Third Amendment Agreement have the same meaning as in the Storage Contract.

NOW THEREFORE it is agreed as follows:

1. Based on the tank calibration carried out by ITS Testing Services (M) Sdn. Bhd. (7379-A) (Intertek), the Company and the Client agree to amend and restate Article 5 (Products and Capacities) of the Storage Contract as follows:

Products	***Tank Details***	***Contractual Capacity***
Dirty Petroleum Products: *- Fuel oil/Crude oil for the low flash tanks*	*Appendix 1.1*	*343,674 m3*
Clean Petroleum Products: *- Middle Distillates*	*Appendix 1.2*	*219,872 m3*
- Light Distillates	*Appendix 1.3*	*222,140 m3*
Total Contract Capacity		***785,686 m3***

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Should construction of any incremental tankage capacity be built by the Company, during the initial seven (7) years contract period, the Client shall have the last look on any such incremental capacity lease(s) by having the right to match the best written bid received by the Company from other parties in terms of storage rates, throughputs and duration."

2. Based on the tank calibration carried out by ITS Testing Services (M) Sdn. Bhd. (7379-A) (Intertek), the Company and the Client agree that Appendix 1.1, 1.2 and 1.3 of the Storage Contract shall be deleted and replaced with Appendix 1.1, 1.2 and 1.3 respectively attached to this Third Amendment Agreement at Schedule 1.

3. The Company and the Client agree to amend and restate the 1st paragraph of Article 6 of the Storage Contract as follows:

"ATT Tanjung Bin Sdn Bhd
Lot 8095-1, Wisma ATB
Pusat Petroleum Tanjung Bin
82030 Serkat, Pontian
Johor, Malaysia
Gen : +607-6896666
Fax : +607-6962053"

4. The Company and the Client agree to amend and restate Article 8 (Means of Delivery) of the Storage Contract as follows:

"Receipt ex seagoing vessel or barge or truck or ISO-containers, for all Products.
Redelivery into seagoing vessel or barge for all Products; and truck (for Clean Petroleum Products)."

5. The Company and the Client agree to amend and restate the 2nd paragraph of Article 9(b) of the Storage Contract (being "Excess throughput shall be calculated............in Article 7 of this Agreement.#") as follows:

*"Irrespective of the actual throughput during each year, the Client agrees to pay to the Company $*** per m3 for *** additional throughput per *** whether or not such additional throughput is actually used by the Client. The Company agrees that in addition to the *** throughputs to which the Client is entitled pursuant to clause Article 9 (a) each year, the Client shall also be entitled to *** additional throughput *** in each year. Excess throughputs for each year on which the Additional Throughput Surcharge is payable shall accordingly be throughputs in such year in excess of *** throughputs.*

Excess throughput shall be calculated at the end of each calendar year based upon the accumulated volumes over that calendar year and over the leased capacities mentioned in article 7 of this Agreement.#"

6. The Company and the Client agree to amend and restate Article 9(f) of the Storage Contract as follows:

f.	***Heating Products in Tank (Dirty Petroleum Products only):***	
	Heating Up: Per 1,000 m3 of product in tank per 1 Deg C temperature increase achieved.	***$****
	Maintaining Heat: Per 1,000 m3 of product in tank per day	***$****
	The fee shall be charged on the average inventory in tanks expressed in m3 at 15 Deg C during the period the relative	

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	service was rendered.	
	The above fee does not include the cost of procurement of the diesel feedstock for the heating system. The Client shall supply the diesel feedstock for the heating system based on the actual consumption of diesel feedstock from the dedicated diesel feedstock tank (T-9401 with a storage capacity of about 65 m3), in consultation with the Company on a regular basis based on the tank inventory reports provided by the Company on a monthly basis.	
	Heating shall not be undertaken without the explicit consent of the Client. However, in case the viscosity of the product in tank exceeds 750 CST at observed temperature or cargo temperature is less than 10 Deg C above the Pour Point the Company shall have the right to heat the product without the Client's consent, but such heating operation will be done always in consultation by email communication with the Client based on their operational / blending plans, prior to the commencement of such heating operation.	

7. The Company and the Client agree to amend and restate Article 9(g) of the Storage Contract as follows:

g.	***Truck-Loading (Clean Petroleum Products only):***	
	(Such volume shall not be part of the agreed throughput)	
	*First *** trucks per month at no extra charge. Thereafter, additional charge shall apply.*	***$***per mt***
	Additional charge for the operation of additive injection and POME blending at truck-loading bay:	
	- 1 to 200 trucks per month;	***$***per mt***
	- 201 or more trucks per month;	***$***per mt***

8. The Company and the Client agree to amend and restate Article 14 of the Storage Contract as follows:

"The Client is authorized to subcontract the Contractual Capacity as well as any right granted by this Contract to a 3rd Party (the "Sub-Lessee"). In this event, the Client shall notify the Company of its intention to do so prior to any sub-lease taking effect, and provide the Company with the details of the Sub-Lessee to whom capacity will be sub-leased, the tanks involved and the period for which the sub-lease is intended.

The Rates shall remain unchanged during the sublease, irrespective of the commercial arrangement between the Client and the Sub-Lessee. Volumes handled on behalf of the Sub-Lessee during a sublease shall be considered as part of the Client's throughput volumes.

Payment of Rates as described in Articles 9a, 9b, 9c, 9d, 9e, 9f, 11 and 12 shall remain the responsibility of the Client.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. The sublease termination date will always be earlier than the termination date of the principal contract between the Company and the Client.” 9. The Company and the Client agree to amend and restate paragraph (a) of Article 17 as follows: “Title to the oil products will remain with the Client at all times. Risk in the oil products will, subject to the other provisions of this Contract (including the General Terms and Conditions referred to in clause 18), remain with the client at all times.” 10. The Company and the Client agree that the 7 year initial term of the Storage Contract commenced on 3rd September 2012. Accordingly, subject to the terms of the Storage Contract, the initial 7 year term of the Storage Contract shall expire on 2nd September 2019. 11. The Company and the Client agree to amend the technical scope of Tank 1105 by adding the ability to apply heat to this Fuel Oil tank. This shall be realized by means of fitting heating coils inside the tank and connecting the tank to the existing heating system (the existing heating system is in original scope of the Storage Contract). For the avoidance of doubt, the overall heating capacity of the thermal oil heating facility at the terminal is NOT increased from the original design basis of 3,750 KW as itemized at point 11 in the original list of KPIs dated 15th Oct 2009. To cover for these additional investment costs, a monthly fee of USD $*** shall be added to the storage rental charge from the date on which the heating facility for Tank 1105 is made available to the Client until the end of the initial 7 year term of the Storage Contract. 12. a) The Company agrees to add a fuel oil reception facility and a fuel oil blend component injection point (together, the FOTTIR Facility) into the technical scope of the Storage Contract as shown in the process flow diagram attached at Schedule 2. The Client will pay for the agreed capital expenditure costs upfront, prior to operation of the FOTTIR Facility, via a one-off payment of USD $***. The Company shall ensure that the FOTTIR Facility shall be ready for commercial use (product receipt) by no later than 1st January 2013. b) The Company agrees to provide: (a) additive injection systems for light distillates and middle distillates; (b) system for blending Palm Oil Methyl Esther with middle distillates at the tank truck loading facility and at the tank farm; (c) storage yard for additive drums; and (d) additional loading arms at the truck loading bays (all of the foregoing together being, the TTLR Facility) as part of the technical scope of the Storage Contract as attached at Schedule 3. The Client will pay for the capital expenditure costs for the TTLR Facility, prior to its operation, via a one-off payment of USD $***. The Company shall ensure that the TTLR Facility shall be ready for commercial use by no later than 1st April 2013. In consideration of the Client paying all of the capital expenditure for the FOTTIR Facility and TTLR Facility, the Company confirms that the FOTTIR Facility and TTLR Facility will be for the exclusive and dedicated use of the Client and the Company undertakes not to use the FOTTIR Facility and TTLR Facility for other storage users at the Terminal during the initial seven (7) years contract period. Upon subsequent renewals or extensions of the Storage Contract, should there be a case of any idle capacity at the FOTTIR Facility and/or the TTLR Facility against its design capacity, and other storage user(s) at the Terminal require the use of similar facilities, in such cases the Client and the Company shall mutually agree at an additional service fee applicable for such other storage user(s), and the Client and the Company agree to a *** profit sharing of the additional revenues generated from such other storage user(s) for the use of the FOTTIR Facility and/or the TTLR Facility.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 13. Additional operational expenses of USD $*** per month (the Monthly Fee-1) shall be paid by the Client for usage of the FOTTIR Facility from the date on which it is made available to the Client until the end of the initial 7 year term of the Storage Contract. Additional operational expenses of USD $*** per month (the Monthly Fee-2) shall be paid by the Client to the Company for (a) the usage of the TTLR Facility; and (b) providing office space of about 750 sqft at the Terminal office building, from the date on which it is made available to the Client until the end of the initial 7 year term of the Storage Contract. 14. For avoidance of doubt, it is further agreed between the Company and the Client that for the use of FOTTIR Facility and the TTLR Facility, the charges provided under Article 12 (Additive Injection) of the Storage Contract shall NOT apply, irrespective of the purpose for which these facilities are utilized. 15. Save to the extent amended by this Third Amendment Agreement, all terms and conditions of the Storage Contract remain in full force and effect. This Third Amendment Agreement may be executed by counterparts. Clauses 20 and 22 of the Storage Contract shall apply mutatis mutandis to this Third Amendment Agreement as if references therein to the “Contract” were to this Third Amendment Agreement.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. IN WITNESS WHEREOF the Client and the Company have caused this Third Amendment Agreement to be executed by their duly authorized representatives, as of the date first above written. ATT TANJUNG BIN SDN. BHD VITOL ASIA PTE LTD /s/ ERIC ARNOLD /s/ DATO’ KHO HUI MING Name: Eric Arnold Name: Dato’ Kho Hui Ming Director President

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. SCHEDULE 1 Attached are Appendix 1.1, 1.2 and 1.3

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. SCHEDULE 2 FOTTIR Facility- Process Flow Diagrams

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. SCHEDULE 3 TTLR Facility- Process Flow Diagrams

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.